Exhibit 99.1

FOR IMMEDIATE RELEASE

Interpublic Prices Offering of $300 Million Aggregate Principal Amount of Senior Notes

New York, NY – June 6, 2023 – Interpublic Group (NYSE: IPG) today announced that it has priced a registered public offering of $300 million aggregate principal amount of its 5.375% Senior Notes due 2033 (CUSIP Number 460690 BU3) (the “Notes”). The offering of the Notes is expected to close on June 8, 2023, subject to customary closing conditions. The net proceeds are expected to be approximately $293 million after discounts, commissions and estimated offering expenses. The Company plans to use the net proceeds from the offering for general corporate purposes, which is expected to include the repayment at or before maturity of the $250 million aggregate principal amount of its 4.200% senior notes due April 2024 (the “2024 Notes”). No statement contained in this press release shall constitute a notice of redemption under the indenture governing the 2024 Notes. Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as joint book-running managers for the offering.

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This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and is effective. The offering is being made by

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200

means of a prospectus and related prospectus supplement only, copies of which, or information concerning this offering, may be obtained by contacting: Citigroup Global Markets Inc. toll-free at (800) 831-9146 or by email at prospectus@citi.com; J.P. Morgan Securities LLC collect at 212-834-4533; or Morgan Stanley & Co. LLC toll-free at (866)-718-1649. You may also obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

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About Interpublic

Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediabrands, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.93 billion in 2022.

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Contact Information

Tom Cunningham

(Press)

(212) 704-1326

Jerry Leshne

(Analysts, Investors)

(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements regarding guidance, goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

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the impacts of the COVID-19 pandemic, including potential developments like the emergence of more transmissible or virulent coronavirus variants, and associated mitigation measures, such as restrictions on businesses, social activities and travel, on the economy, our clients and demand for our services;

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risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;

•	the economic or business impact of military or political conflict in key markets;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

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developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and

•	the impact on our operations of general or directed cybersecurity events.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax